Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694

--------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 22nd, 2007
Securitized Products Group    [Morgan Stanely Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,180,665,000

                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE6

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                    May 22nd, 2007
Securitized Products Group    [Morgan Stanely Logo]
--------------------------------------------------------------------------------

                          Approximately $1,180,665,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE6

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
             Master Servicer, Securities Administrator and Servicer

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------

                       Original      Expected                 Modified         Payment
                        Class        Ratings     Avg Life    Duration to       Window              Initial
Offered               Certificate     (S&P/     to Call(1)/  Call(1)(3)/      to Call(1)/      Subordination
Classes  Description  Balance(4)     Moody's)     Mty(2)      Mty (2)(3)        Mty(2)              Level      Benchmark
-------------------------------------------------------------------------------------------------------------------------
  A-1      Floater    491,100,000   AAA / Aaa   0.80 / 0.80  0.77 / 0.77    1 - 20 / 1 - 20         23.10%    1 Mo. LIBOR
  A-2      Floater    139,640,000   AAA / Aaa   2.00 / 2.00  1.88 / 1.88   20 - 28 / 20 - 28        23.10%    1 Mo. LIBOR
  A-3      Floater    200,020,000   AAA / Aaa   3.50 / 3.50  3.12 / 3.12   28 - 67 / 28 - 67        23.10%    1 Mo. LIBOR
  A-4      Floater    115,495,000   AAA / Aaa   7.86 / 8.62  6.23 / 6.62  67 - 115 / 67 - 201       23.10%    1 Mo. LIBOR
  M-1      Floater     43,683,000   AA+ / Aa1   5.41 / 5.65  4.52 / 4.65  44 - 115 / 44 - 172       19.55%    1 Mo. LIBOR
  M-2      Floater     39,376,000    AA / Aa2   5.34 / 5.57  4.46 / 4.58  42 - 115 / 42 - 166       16.35%    1 Mo. LIBOR
  M-3      Floater     25,225,000    AA / Aa3   5.31 / 5.52  4.43 / 4.54  41 - 115 / 41 - 159       14.30%    1 Mo. LIBOR
  M-4      Floater     21,534,000    AA- / A1   5.28 / 5.48  4.40 / 4.50  40 - 115 / 40 - 154       12.55%    1 Mo. LIBOR
  M-5      Floater     20,918,000    A+ / A2    5.27 / 5.45  4.37 / 4.46  39 - 115 / 39 - 149       10.85%    1 Mo. LIBOR
  M-6      Floater     19,688,000     A / A3    5.25 / 5.41  4.31 / 4.39  39 - 115 / 39 - 144        9.25%    1 Mo. LIBOR
  B-1      Floater     17,842,000   A- / Baa1   5.25 / 5.38  4.18 / 4.24  38 - 115 / 38 - 138        7.80%    1 Mo. LIBOR
  B-2      Floater     15,997,000  BBB+ / Baa2  5.23 / 5.32  4.13 / 4.18  38 - 115 / 38 - 132        6.50%    1 Mo. LIBOR
  B-3      Floater     14,151,000   BBB / Baa3  5.23 / 5.27  4.13 / 4.16  38 - 115 / 38 - 125        5.35%    1 Mo. LIBOR
  B-4      Floater     15,996,000   BBB- / Ba1                 Not Offered Hereby                    4.05%    1 Mo. LIBOR
-------------------------------------------------------------------------------------------------------------------------

Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
-----       (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                            Morgan Stanley ABS Capital I Inc.
                                           Trust 2007-HE6.

Depositor:                                 Morgan Stanley ABS Capital I Inc.

Responsible Parties:                       WMC Mortgage Corp. (53.97%) and
                                           Decision One Mortgage Company, LLC
                                           (46.03%).

Master Servicer:                           Wells Fargo Bank, National
                                           Association

Servicers:                                 Saxon Mortgage Services, Inc.
                                           (76.93%), Countrywide Home Loans
                                           Servicing LP (21.91%) and Wells Fargo
                                           Bank, National Association (1.15%)

Swap Provider and Cap Provider:            Morgan Stanley Capital Services Inc.

Trustee:                                   Deutsche Bank National Trust Company

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Securities and Swap Administrator:         Wells Fargo Bank, National
                                           Association

Managers:                                  Morgan Stanley & Co. Incorporated and
                                           Bear, Stearns & Co. Inc.

Rating Agencies:                           Standard & Poor's Ratings Service,
                                           and Moody's Investors Service, Inc.

Offered Certificates:                      The Class A-1, A-2, A-3, A-4, M-1,
                                           M-2, M-3, M-4, M-5, M-6, B-1, B-2,
                                           B-3 and B-4 Certificates.

Class A Certificates:                      The Class A-1, A-2, A-3 and A-4
                                           Certificates.

Expected Closing Date:                     May 31, 2007 through DTC and
                                           Euroclear or Clearstream. The
                                           Certificates will be sold without
                                           accrued interest.

Cut-off Date:                              May 1, 2007.

Distribution Dates:                        The 25th of each month, or if such
                                           day is not a business day, on the
                                           next business day, beginning June 25,
                                           2007.

Final Scheduled Distribution Date:         For all Offered Certificates, the
                                           Distribution Date occurring in May
                                           2037.

Minimum Denomination:                      The Offered Certificates will be
                                           issued and available in denominations
                                           of $25,000 initial principal balance
                                           and integral multiples of $1 in
                                           excess of $25,000.

Due Period:                                For any Distribution Date, the period
                                           commencing on the second day of the
                                           calendar month preceding the month in
                                           which that Distribution Date occurs
                                           and ending on the first day of the
                                           calendar month in which that
                                           Distribution Date occurs.

Interest Accrual Period:                   The interest accrual period for the
                                           Offered Certificates with respect to
                                           any Distribution Date will be the
                                           period beginning with the previous
                                           Distribution Date (or, in the case of
                                           the first Distribution Date, the
                                           Closing Date) and ending on the day
                                           prior to the current Distribution
                                           Date (on an actual/360 day count
                                           basis).

The Mortgage Loans:                        The trust will consist of
                                           approximately $1,230.5 million of
                                           adjustable- and fixed-rate sub-prime
                                           residential, first-lien and
                                           second-lien mortgage loans.

Pricing Prepayment Speed:                  o Fixed Rate Mortgage Loans: CPR
                                           starting at approximately 4% CPR in
                                           month 1 and increasing to 23% CPR in
                                           month 16 (19%/15 increase for each
                                           month), and remaining at 23% CPR
                                           thereafter

                                           o ARM Mortgage Loans: 28% CPR

Credit Enhancement:                        The Offered Certificates are credit
                                           enhanced by:

                                           1)    Net monthly excess cashflow
                                                 from the Mortgage Loans after
                                                 taking into account certain
                                                 payments received or paid by
                                                 the trust pursuant to the
                                                 interest rate swap agreement,
                                           2)    4.05% overcollateralization
                                                 (funded upfront). On and after
                                                 the Stepdown Date, so long as a
                                                 Trigger Event is not in effect,
                                                 the required
                                                 overcollateralization will
                                                 equal 8.10% of the aggregate
                                                 stated principal balance of the
                                                 Mortgage Loans as of the last
                                                 day of the applicable Due
                                                 Period, subject to a 0.50%
                                                 floor, based on the aggregate
                                                 stated principal balance of the
                                                 Mortgage Loans as of the
                                                 Cut-off Date, and
                                           3)    Subordination of distributions
                                                 on the more subordinate classes
                                                 of certificates (if applicable)
                                                 to the required distributions
                                                 on the more senior classes of
                                                 certificates.

Senior Enhancement Percentage:             For any Distribution Date, the
                                           percentage obtained by dividing (x)
                                           the aggregate Class Certificate
                                           Balance of the subordinate
                                           certificates (together with any
                                           overcollateralization and taking into
                                           account the distributions of the
                                           Principal Distribution Amount and all
                                           payments of principal from the Swap
                                           Account, if any, for such
                                           Distribution Date) by (y) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period.

Stepdown Date:                             The later to occur of:

                                           (x)   The earlier of:
                                                 (a)   The Distribution Date
                                                       occurring in June 2010;
                                                       and
                                                 (b)   The Distribution Date
                                                       following the
                                                       Distribution Date on
                                                       which the aggregate
                                                       balance of the Class A
                                                       Certificates is reduced
                                                       to zero; and
                                           (y)   The first Distribution Date on
                                                 which the Senior Enhancement
                                                 Percentage (calculated for this
                                                 purpose only after taking into
                                                 account payments of principal
                                                 on the Mortgage Loans on the
                                                 last day of the related Due
                                                 Period but prior to principal
                                                 distributions to the
                                                 certificates on the applicable
                                                 Distribution Date) is greater
                                                 than or equal to approximately
                                                 46.20%.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Trigger Event:                             Either a Delinquency Trigger Event or
                                           a Cumulative Loss Trigger Event.

Delinquency Trigger Event:                 A Delinquency Trigger Event is in
                                           effect on any Distribution Date if on
                                           that Distribution Date the 60 Day+
                                           Rolling Average (the rolling 3 month
                                           average percentage of Mortgage Loans
                                           that are 60 or more days delinquent,
                                           including Mortgage Loans in
                                           foreclosure and Mortgage Loans
                                           related to REO Property) equals or
                                           exceeds a given percentage of the
                                           prior period's Enhancement Percentage
                                           to the bond specified below:

                                           Class A Certificates remain outstanding   34.63% of the Senior Enhancement Percentage

                                           On and after Class A pays off             40.92% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:             A Cumulative Loss Trigger Event is in
                                           effect on any Distribution Date if
                                           the aggregate amount of Realized
                                           Losses incurred since the Cut-off
                                           Date through the last day of the
                                           related Prepayment Period divided by
                                           the aggregate stated principal
                                           balance of the Mortgage Loans as of
                                           the Cut-off Date exceeds the
                                           applicable cumulative loss
                                           percentages described below with
                                           respect to such Distribution Date:

                                           Months 25- 36          1.750% for the first month, plus an additional 1/12th of 2.100%
                                                                  for each month thereafter (e.g., 2.800% in Month 31)
                                           Months 37- 48          3.850% for the first month, plus an additional 1/12th of 2.150%
                                                                  for each month thereafter (e.g., 4.925% in Month 43)
                                           Months 49- 60          6.000% for the first month, plus an additional 1/12th of 1.750%
                                                                  for each month thereafter (e.g., 6.875% in Month 55)
                                           Months 61- 72          7.750% for the first month, plus an additional 1/12th of 0.900%
                                                                  for each month thereafter (e.g., 8.200% in Month 67)
                                           Month 73- thereafter   8.650%

Initial Subordination Percentage:          Class A:         23.10%
                                           Class M-1:       19.55%
                                           Class M-2:       16.35%
                                           Class M-3:       14.30%
                                           Class M-4:       12.55%
                                           Class M-5:       10.85%
                                           Class M-6:        9.25%
                                           Class B-1:        7.80%
                                           Class B-2:        6.50%
                                           Class B-3:        5.35%
                                           Class B-4:        4.05%

Optional Clean-up Call:                    When the current aggregate stated
                                           principal balance of the Mortgage
                                           Loans is less than or equal to 5% of
                                           the aggregate stated principal
                                           balance of the Mortgage Loans as of
                                           the Cut-off Date.

Step-up Coupons:                           For all Offered Certificates the
                                           coupon will increase after the
                                           Optional Clean-up Call date, should
                                           the call not be exercised. The
                                           applicable fixed margin will increase
                                           by 2x on the Class A Certificates and
                                           by 1.5x on all other Certificates
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable.

Class A Certificates Pass-Through Rate:    The Class A-1, A-2, A-3 and A-4
                                           Certificates will accrue interest at
                                           a variable rate equal to the lesser
                                           of (i) one-month LIBOR plus [] bps
                                           ([] bps after the first Distribution
                                           Date on which the Optional Clean-up
                                           Call is exercisable) and (ii) the WAC
                                           Cap.

Class M-1 Pass-Through Rate:               The Class M-1 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:               The Class M-2 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-3 Pass-Through Rate:               The Class M-3 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:               The Class M-4 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:               The Class M-5 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:               The Class M-6 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:               The Class B-1 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:               The Class B-2 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:               The Class B-3 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate:               The Class B-4 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                           Rate) then in effect at the beginning
                                           of the related Due Period less the
                                           Swap Payment Rate, adjusted, in each
                                           case, to accrue on the basis of a
                                           360-day year and the actual number of
                                           days in the related Interest Accrual
                                           Period.

Swap Payment Rate:                         For any Distribution Date, a
                                           fraction, the numerator of which is
                                           any Net Swap Payment or Swap
                                           Termination Payment owed to the Swap
                                           Provider (other than any Defaulted
                                           Swap Termination Payment) for such
                                           Distribution Date and the denominator
                                           of which is the stated principal
                                           balance of the Mortgage Loans at the
                                           beginning of the related due period,
                                           multiplied by 12.

Interest Rate Cap:                         Beginning on the first Distribution
                                           Date, and for a period of 10 months
                                           thereafter, an Interest Rate Cap will
                                           be entered into by the trust for the
                                           benefit of the Offered Certificates.

                                           For its duration, the Interest Rate
                                           Cap pays the trust the product of (i)
                                           the excess, if any, of the then
                                           current one-month LIBOR rate over the
                                           cap strike rate (on an actual/360 day
                                           count basis) and (ii) the Interest
                                           Rate Cap Notional Balance as
                                           described on the schedule herein.

Interest Rate Cap Payment Allocation:      Any payments from the Interest Rate
                                           Cap shall be available to pay any
                                           Basis Risk Carry Forward Amounts due
                                           to the Offered Certificates first pro
                                           rata by outstanding balance and then
                                           pro rata by any Basis Risk Carry
                                           Forward Amounts remaining
                                           outstanding.

Class A Basis Risk Carry Forward Amount:   As to any Distribution Date, the
                                           supplemental interest amount for each
                                           of the Class A Certificates will
                                           equal the sum of:

                                           (i)   The excess, if any, of interest
                                                 that would otherwise be due on
                                                 such Certificates at the Class
                                                 A Certificates Pass-Through
                                                 Rate (without regard to the WAC
                                                 Cap) over interest due such
                                                 Certificates at a rate equal to
                                                 the WAC Cap;
                                           (ii)  Any Class A Basis Risk Carry
                                                 Forward Amount remaining unpaid
                                                 from prior Distribution Dates;
                                                 and
                                           (iii) Interest on the amount in
                                                 clause (ii) at the related
                                                 Class A Certificates
                                                 Pass-Through Rate (without
                                                 regard to the WAC Cap).

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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Class M-1, M-2, M-3,                       As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2, B-3 and B-4       supplemental interest amount for each
Basis Risk Carry Forward Amounts:          of the Class M-1, M-2, M-3, M-4, M-5,
                                           M-6, B-1, B-2, B-3 and B-4
                                           Certificates will equal the sum of:

                                           (i)   The excess, if any, of interest
                                                 that would otherwise be due on
                                                 such Certificates at such
                                                 Certificates' applicable
                                                 Pass-Through Rate (without
                                                 regard to the WAC Cap) over
                                                 interest due such Certificates
                                                 at a rate equal to the WAC Cap;
                                           (ii)  Any Basis Risk Carry Forward
                                                 Amount for such class remaining
                                                 unpaid for such Certificate
                                                 from prior Distribution Dates;
                                                 and
                                           (iii) Interest on the amount in
                                                 clause (ii) at the
                                                 Certificates' applicable
                                                 Pass-Through Rate (without
                                                 regard to the WAC Cap).

Interest Distributions on Offered          On each Distribution Date and after
Certificates:                              payments of servicing and master
                                           servicing fees, if any, and other
                                           expenses, including any Net Swap
                                           Payments and any Swap Termination
                                           Payment owed to the Swap Provider,
                                           other than Defaulted Swap Termination
                                           Payments owed to the Swap Provider to
                                           the extent a Replacement Swap
                                           Provider Payment has not been made to
                                           the Swap Account, interest
                                           distributions from any remaining
                                           Interest Remittance Amount will be
                                           allocated as follows:

                                           (i)   concurrently to the Class A
                                                 Certificates, their Accrued
                                                 Certificate Interest and any
                                                 unpaid Accrued Certificate
                                                 Interest from prior
                                                 Distribution Dates, pro rata,
                                                 based upon their respective
                                                 entitlements to such amounts;
                                           (ii)  to the Class M-1 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (iii) to the Class M-2 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (iv)  to the Class M-3 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (v)   to the Class M-4 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (vi)  to the Class M-5 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (vii) to the Class M-6 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (viii)to the Class B-1 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (ix)  to the Class B-2 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (x)   to the Class B-3 Certificates,
                                                 its Accrued Certificate
                                                 Interest; and
                                           (xi)  to the Class B-4 Certificates,
                                                 its Accrued Certificate
                                                 Interest.

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refer to important information and qualifications at the end of this material.
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                                     Page 6
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Principal Distributions on Offered         On each Distribution Date (a) prior
Certificates:                              to the Stepdown Date or (b) on which
                                           a Trigger Event is in effect,
                                           principal distributions from the
                                           Principal Distribution Amount will be
                                           allocated as follows:

                                           (i)   to the Swap Account, the sum of
                                                 (x) all Net Swap Payments and
                                                 (y) any Swap Termination
                                                 Payment owed to the Swap
                                                 Provider, other than Defaulted
                                                 Swap Termination Payments owed
                                                 to the Swap Provider to the
                                                 extent a Replacement Swap
                                                 Provider Payment has not been
                                                 made to the Swap Account;
                                           (ii)  to the Class A Certificates,
                                                 allocated between the Class A
                                                 Certificates as described
                                                 below, until the Class
                                                 Certificate Balances have been
                                                 reduced to zero;
                                           (iii) to the Class M-1 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (iv)  to the Class M-2 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (v)   to the Class M-3 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (vi)  to the Class M-4 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (vii) to the Class M-5 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (viii)to the Class M-6 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (ix)  to the Class B-1 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (x)   to the Class B-2 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (xi)  to the Class B-3 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero; and
                                           (xii) to the Class B-4 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero.

                                           On each Distribution Date (a) on or
                                           after the Stepdown Date and (b) on
                                           which a Trigger Event is not in
                                           effect, principal distributions from
                                           the Principal Distribution Amount
                                           will be allocated as follows:

                                           (i)   to the Swap Account, the sum of
                                                 (x) all Net Swap Payments and
                                                 (y) any Swap Termination
                                                 Payment owed to the Swap
                                                 Provider, other than Defaulted
                                                 Swap Termination Payments owed
                                                 to the Swap Provider to the
                                                 extent a Replacement Swap
                                                 Provider Payment has not been
                                                 made to the Swap Account;
                                           (ii)  to the Class A Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class A Principal
                                                 Distribution Amount, allocated
                                                 among the Class A Certificates
                                                 as described below, until the
                                                 Class Certificate Balances
                                                 thereof have been reduced to
                                                 zero;
                                           (iii) to the Class M-1 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-1 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (iv)  to the Class M-2 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-2 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (v)   to the Class M-3 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-3 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (vi)  to the Class M-4 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-4 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (vii) to the Class M-5 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-5 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (viii)to the Class M-6 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-6 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (ix)  to the Class B-1 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-1 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (x)   to the Class B-2 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-2 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (xi)  to the Class B-3 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-3 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero; and
                                           (xii) to the Class B-4 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-4 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero.

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refer to important information and qualifications at the end of this material.
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                                     Page 7
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Class A Principal Allocation:              Except as described below, the Class
                                           A Certificates will receive principal
                                           sequentially: the Class A-2
                                           Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-1 Certificates has been
                                           reduced to zero, the Class A-3
                                           Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-2 Certificates has been
                                           reduced to zero and the Class A-4
                                           Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-3 Certificates has been
                                           reduced to zero.

                                           Notwithstanding the above, in the
                                           event that all subordinate classes,
                                           including the Class X certificates,
                                           have been reduced to zero, principal
                                           distributions to the Class A
                                           Certificates will be distributed pro
                                           rata, based upon their respective
                                           Class Certificate Balances, to the
                                           Class A-1, Class A-2, Class A-3 and
                                           Class A-4 Certificates.

Swap Payment Allocation:                   For a given Class of Certificates
                                           outstanding, a pro rata share of the
                                           Net Swap Payment owed by the Swap
                                           Provider (if any), based on the
                                           outstanding Class Certificate Balance
                                           of that Class.

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                                     Page 8

Swap Payment Priority:                     All payments due under the interest
                                           rate swap agreement and any Swap
                                           Termination Payment pursuant to the
                                           swap agreement, including, without
                                           duplication, payments received by the
                                           trust as a result of entering into a
                                           replacement interest rate swap
                                           agreement (a Replacement Swap
                                           Provider Payment), will be deposited
                                           into the Swap Account, and allocated
                                           in the following order of priority:

                                           (i)   to pay any Net Swap Payment
                                                 owed to the Swap Provider
                                                 pursuant to the interest rate
                                                 swap agreement;
                                           (ii)  to pay any Swap Termination
                                                 Payment to the Swap Provider,
                                                 other than a Defaulted Swap
                                                 Termination Payment, owed to
                                                 the Swap Provider for that
                                                 distribution date;
                                           (iii) to the Class A-1, A-2, A-3 and
                                                 A-4 Certificates, Accrued
                                                 Certificate Interest and unpaid
                                                 interest shortfall amounts, on
                                                 a pro rata basis, to the extent
                                                 not yet paid;
                                           (iv)  to the Class M-1, M-2, M-3,
                                                 M-4, M-5, M-6, B-1, B-2, B-3
                                                 and B-4 Certificates, Accrued
                                                 Certificate Interest and unpaid
                                                 interest shortfall amounts,
                                                 sequentially and in that order,
                                                 to the extent not yet paid;
                                           (v)   to be paid as principal, in
                                                 accordance with the principal
                                                 distribution rules in effect
                                                 for such Distribution Date, as
                                                 needed to maintain the required
                                                 overcollateralization;
                                           (vi)  concurrently, to the Class A-1,
                                                 A-2, A-3 and A-4 Certificates,
                                                 any Basis Risk Carry Forward
                                                 Amount for such Class up to the
                                                 respective Swap Payment
                                                 Allocation, to the extent not
                                                 yet paid;
                                           (vii) sequentially, to the Class M-1,
                                                 M-2, M-3, M-4, M-5, M-6, B-1,
                                                 B-2, B-3 and B-4 Certificates,
                                                 any Basis Risk Carry Forward
                                                 Amount for such Class up to the
                                                 respective Swap Payment
                                                 Allocation, to the extent not
                                                 yet paid;
                                           (viii)concurrently, to the Offered
                                                 Certificates, any unpaid Basis
                                                 Risk Carry Forward Amount, pro
                                                 rata based on need;
                                           (ix)  sequentially, to the Class M-1,
                                                 M-2, M-3, M-4, M-5, M-6, B-1,
                                                 B-2, B-3 and B-4 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount, to the
                                                 extent not yet paid;
                                           (x)   to pay any Defaulted Swap
                                                 Termination Payment to the Swap
                                                 Provider for that distribution
                                                 date; and
                                           (xi)  all remaining amounts to the
                                                 holder of the Class X
                                                 Certificates.

                                           In the event that the trust enters
                                           into a replacement interest rate swap
                                           agreement and the trust is entitled
                                           to receive a Replacement Swap
                                           Provider Payment, the Securities
                                           Administrator will be required to
                                           direct the replacement swap provider
                                           (or its guarantor) to make such
                                           Replacement Swap Provider Payment to
                                           the Swap Account. Notwithstanding the
                                           foregoing, any Replacement Swap
                                           Provider Payment will be made from
                                           the Swap Account to the Swap Provider
                                           (or its guarantor) immediately upon
                                           receipt of such payment, regardless
                                           of whether the date of receipt is a
                                           distribution date. If any Replacement
                                           Swap Provider Payment is made to an
                                           account other than the Swap Account,
                                           then any Replacement Swap Provider
                                           Payment will be required to be paid
                                           to the Swap Provider (or its
                                           guarantor) immediately upon receipt
                                           of such Replacement Swap Provider
                                           Payment by the trust, regardless of
                                           whether the date of receipt is a
                                           distribution date. The Swap Provider
                                           will have first priority to any
                                           Replacement Swap Provider Payment
                                           over the payment by the trust to
                                           certificateholders, the servicers,
                                           the Master Servicer, the Securities
                                           Administrator, any Responsible Party,
                                           the Trustee, the custodian or any
                                           other person. If any such amount
                                           received from a replacement swap
                                           provider and paid to the Swap
                                           Provider is less than the full amount
                                           of a Swap Termination Payment owed to
                                           the Swap Provider, the remaining
                                           amount of the Swap Termination
                                           Payment will remain payable to the
                                           Swap Provider in accordance with the
                                           priority of payment described above.

                                           Notwithstanding the foregoing, in the
                                           event that the trust receives a Swap
                                           Termination Payment, and a successor
                                           Swap Provider cannot be obtained,
                                           then the Securities Administrator
                                           will be required to deposit the Swap
                                           Termination Payment into the reserve
                                           account that is a sub-account of the
                                           Swap Account. On each subsequent
                                           Distribution Date (so long as funds
                                           are available in the reserve
                                           account), the Securities
                                           Administrator will be required to
                                           withdraw from the reserve account and
                                           deposit into the Swap Account an
                                           amount equal to the amount of any Net
                                           Swap Receipt due the trust
                                           (calculated in accordance with the
                                           terms of the original interest rate
                                           swap agreement) and treat such amount
                                           as a Net Swap Receipt for purposes of
                                           determining the distributions from
                                           the Swap Account. The remaining
                                           amount in the reserve account will
                                           remain in that account and not
                                           treated as a Swap Termination Payment
                                           for purposes of determining the
                                           distributions from the Swap Account
                                           until the final Distribution Date.

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                                     Page 9

Allocation of Net Monthly Excess           For any Distribution Date, any Net
Cashflow:                                  Monthly Excess Cashflow shall be paid
                                           as follows:

                                           (i)    to the Class M-1 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (ii)   to the Class M-1 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (iii)  to the Class M-2 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (iv)   to the Class M-2 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (v)    to the Class M-3 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (vi)   to the Class M-3 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (vii)  to the Class M-4 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (viii) to the Class M-4 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (ix)   to the Class M-5 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (x)    to the Class M-5 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xi)   to the Class M-6 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xii)  to the Class M-6 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xiii) to the Class B-1 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xiv)  to the Class B-1 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xv)   to the Class B-2 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xvi)  to the Class B-2 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xvii) to the Class B-3 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xviii)to the Class B-3
                                                  Certificates, the allocated
                                                  unreimbursed realized loss
                                                  amount;
                                           (xix)  to the Class B-4 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xx)   to the Class B-4 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xxi)  concurrently, to the Class A
                                                  Certificates, pro rata, any
                                                  Basis Risk Carry Forward
                                                  Amount for the Class A
                                                  Certificates; and
                                           (xxii) sequentially, to Classes M-1,
                                                  M-2, M-3, M-4, M-5, M-6, B-1,
                                                  B-2, B-3 and B-4 Certificates,
                                                  in such order, any Basis Risk
                                                  Carry Forward Amount for such
                                                  classes.

Interest Remittance Amount:                For any Distribution Date, the
                                           portion of available funds for such
                                           Distribution Date attributable to
                                           interest received or advanced on the
                                           Mortgage Loans.

Accrued Certificate Interest:              For any Distribution Date and each
                                           class of Certificates, equals the
                                           amount of interest accrued during the
                                           related interest accrual period on
                                           the related Class Certificate Balance
                                           immediately prior to such
                                           Distribution Date at the related
                                           Pass-Through Rate, reduced by any
                                           prepayment interest shortfalls and
                                           shortfalls resulting from the
                                           application of the Servicemembers
                                           Civil Relief Act or similar state law
                                           allocated to such class.

Principal Distribution Amount:             On any Distribution Date, the sum of
                                           (i) the Basic Principal Distribution
                                           Amount and (ii) the Extra Principal
                                           Distribution Amount.

Basic Principal Distribution Amount:       On any Distribution Date, the excess
                                           of (i) the aggregate principal
                                           remittance amount over (ii) the
                                           Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:               For any Distribution Date is the
                                           amount of funds available for
                                           distribution on such Distribution
                                           Date remaining after making all
                                           distributions of interest and
                                           principal on the certificates.

Extra Principal Distribution Amount:       For any Distribution Date, the lesser
                                           of (i) the excess of (x) interest
                                           collected or advanced with respect to
                                           the Mortgage Loans with due dates in
                                           the related Due Period (less
                                           servicing and master servicing fees
                                           and expenses), over (y) the sum of
                                           interest payable on the Certificates
                                           on such Distribution Date and (ii)
                                           the overcollateralization deficiency
                                           amount for such Distribution Date.

Excess Subordinated Amount:                For any Distribution Date, means the
                                           excess, if any of (i) the
                                           overcollateralization over (ii) the
                                           required overcollateralization for
                                           such Distribution Date.

Class A Principal Distribution Amount:     For any Distribution Date, an amount
                                           equal to the excess of (x) the
                                           aggregate Class Certificate Balance
                                           of the Class A Certificates
                                           immediately prior to such
                                           Distribution Date over (y) the lesser
                                           of (A) the product of (i)
                                           approximately 53.80% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

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refer to important information and qualifications at the end of this material.
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                                     Page 10

Class M-1 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date) and (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 60.90% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class M-2 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date) and (iii) the
                                           Class Certificate Balance of the
                                           Class M-2 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 67.30% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class M-3 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date) and (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 71.40% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class M-4 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date) and (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 74.90% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class M-5 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date) and (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 78.30% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

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refer to important information and qualifications at the end of this material.
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                                     Page 11
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Class M-6 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date) and (vii) the
                                           Class Certificate Balance of the
                                           Class M-6 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 81.50% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class B-1 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date) and (viii) the
                                           Class Certificate Balance of the
                                           Class B-1 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 84.40% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class B-2 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date) and (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 87.00% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-3 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates (after taking into
                                           account the payment of the Class B-2
                                           Principal Distribution Amount on such
                                           Distribution Date) and (x) the Class
                                           Certificate Balance of the Class B-3
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 89.30% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,152,506.

Class B-4 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates (after taking into
                                           account the payment of the Class B-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (x) the Class
                                           Certificate Balance of the Class B-3
                                           Certificates (after taking into
                                           account the payment of the Class B-3
                                           Principal Distribution Amount on such
                                           Distribution Date) and (xi) the Class
                                           Certificate Balance of the Class B-4
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 91.90% and (ii) the
                                           aggregate principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           principal balance of the Mortgage
                                           Loans as of the last day of the
                                           related Due Period over $6,152,506.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:                      If on any Distribution Date, after
                                           giving effect to all distributions of
                                           principal as described above and
                                           allocations of payments from the Swap
                                           Account to pay principal as described
                                           under "--Swap Payment Priority", the
                                           aggregate Class Certificate Balances
                                           of the Offered Certificates exceeds
                                           the aggregate stated principal
                                           balance of the mortgage loans for
                                           that Distribution Date, the Class
                                           Certificate Balance of the applicable
                                           Class M or Class B certificates will
                                           be reduced, in inverse order of
                                           seniority (beginning with the Class
                                           B-4 certificates) by an amount equal
                                           to that excess, until that Class
                                           Certificate Balance is reduced to
                                           zero. This reduction of a Class
                                           Certificate Balance for Realized
                                           Losses is referred to as an "Applied
                                           Realized Loss Amount." In the event
                                           Applied Realized Loss Amounts are
                                           allocated to any class of
                                           certificates, its Class Certificate
                                           Balance will be reduced by the amount
                                           so allocated, and no funds will be
                                           distributable with respect to
                                           interest or Basis Risk Carry Forward
                                           Amounts on the amounts written down
                                           on that Distribution Date or any
                                           future Distribution Dates, even if
                                           funds are otherwise available for
                                           distribution. Notwithstanding the
                                           foregoing, if after an Applied
                                           Realized Loss Amount is allocated to
                                           reduce the Class Certificate Balance
                                           of any class of certificates, amounts
                                           are received with respect to any
                                           mortgage loan or related mortgaged
                                           property that had previously been
                                           liquidated or otherwise disposed of
                                           (any such amount being referred to as
                                           a "Subsequent Recovery"), the Class
                                           Certificate Balance of each class of
                                           certificates that has been previously
                                           reduced by Applied Realized Loss
                                           Amounts will be increased, in order
                                           of seniority, by the amount of the
                                           Subsequent Recoveries (but not in
                                           excess of the Unpaid Realized Loss
                                           Amount for the applicable class of
                                           Subordinated Certificates for the
                                           related Distribution Date). Any
                                           Subsequent Recovery that is received
                                           during a Prepayment Period will be
                                           treated as Liquidation Proceeds and
                                           included as part of the Principal
                                           Remittance Amount for the related
                                           Distribution Date.

Trust Tax Status:                          Portions of the trust will be treated
                                           as multiple real estate mortgage
                                           investment conduits, or REMICs, for
                                           federal income tax purposes.
                                           The Offered Certificates will
                                           represent regular interests in a
                                           REMIC, which will be treated as debt
                                           instruments of a REMIC, and interests
                                           in certain basis risk interest carry
                                           forward payments, pursuant to the
                                           payment priorities in the
                                           transaction. Each interest in basis
                                           risk interest carry forward payments
                                           will be treated as an interest rate
                                           cap contract for federal income tax
                                           purposes.

ERISA Eligibility:                         The Offered Certificates are expected
                                           to be ERISA eligible. Plan
                                           fiduciaries should note the
                                           additional representations deemed to
                                           be made because of the interest rate
                                           swap agreement, which will be
                                           described under "ERISA
                                           Considerations" in the free writing
                                           prospectus supplement and the
                                           prospectus supplement for the Morgan
                                           Stanley ABS Capital I Inc. Trust
                                           2007-HE6 transaction.

SMMEA Eligibility:                         The Offered Certificates will not be
                                           SMMEA eligible.

Registration Statement and Prospectus:     This term sheet does not contain all
                                           information that is required to be
                                           included in a registration statement,
                                           or in a base prospectus and
                                           prospectus supplement.

                                           The Depositor has filed a
                                           registration statement (including a
                                           prospectus) with the SEC for the
                                           offering to which this communication
                                           relates. Before you invest, you
                                           should read the prospectus in that
                                           registration statement and other
                                           documents the Depositor has filed
                                           with the SEC for more complete
                                           information about the issuing entity
                                           and this offering. You may get these
                                           documents for free by visiting EDGAR
                                           on the SEC Web site at www.sec.gov.
                                           Alternatively, the Depositor, the
                                           underwriter or any dealer
                                           participating in the offering will
                                           arrange to send you the prospectus if
                                           you request it by calling toll-free
                                           1-866-718-1649.
                                           The registration statement referred
                                           to above (including the prospectus)
                                           is incorporated in this term sheet by
                                           reference and may be accessed by
                                           clicking on the following hyperlink:
                                           http://www.sec.gov/Archives/edgar/
                                           data/1030442/000090514806002120/
                                           efc6-1020_forms3a.txt

Risk Factors:                              PLEASE SEE "RISK FACTORS" IN THE
                                           PROSPECTUS INCLUDED IN THE
                                           REGISTRATION STATEMENT AND IN THE
                                           FREE WRITING PROSPECTUS SUPPLEMENT
                                           AND THE PROSPECTUS SUPPLEMENT FOR
                                           MORGAN STANLEY ABS CAPITAL I INC.
                                           TRUST 2007-HE6 TRANSACTION REFERRED
                                           FOR A DESCRIPTION OF INFORMATION THAT
                                           SHOULD BE CONSIDERED IN CONNECTION
                                           WITH AN INVESTMENT IN THE OFFERED
                                           CERTIFICATES.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:                   Information concerning the sponsor's
                                           prior residential mortgage loan
                                           securitizations involving fixed- and
                                           adjustable-rate subprime mortgage
                                           loans secured by first- or
                                           second-lien mortgages or deeds of
                                           trust in residential real properties
                                           issued by the depositor is available
                                           on the internet at
                                           http://www.morganstanley.com/
                                           institutional/abs_spi/Subprime.html.
                                           On this website, you can view for
                                           each of these securitizations,
                                           summary pool information as of the
                                           applicable securitization cut-off
                                           date and delinquency, cumulative
                                           loss, and prepayment information as
                                           of each distribution date by
                                           securitization for the past five
                                           years, or since the applicable
                                           securitization closing date if the
                                           applicable securitization closing
                                           date occurred less than five years
                                           from the date of this term sheet.
                                           Each of these mortgage loan
                                           securitizations is unique, and the
                                           characteristics of each securitized
                                           mortgage loan pool varies from each
                                           other as well as from the mortgage
                                           loans to be included in the trust
                                           that will issue the certificates
                                           offered by this term sheet. In
                                           addition, the performance information
                                           relating to the prior securitizations
                                           described above may have been
                                           influenced by factors beyond the
                                           sponsor's control, such as housing
                                           prices and market interest rates.
                                           Therefore, the performance of these
                                           prior mortgage loan securitizations
                                           is likely not to be indicative of the
                                           future performance of the mortgage
                                           loans to be included in the trust
                                           related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------------------------------------------------------------------------------------------------------------
    PPC (%)                      50              60             75             100            125            150            175
------------------------------------------------------------------------------------------------------------------------------------
A-1 WAL (yrs)                   1.64            1.36           1.09           0.80            0.63           0.51           0.43
    First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
    Expected Final Maturity  11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
    Window                     1 - 42          1 - 35         1 - 28         1 - 20          1 - 16         1 - 13         1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2 WAL (yrs)                   4.19            3.47           2.74           2.00            1.56           1.26           1.05
    First Payment Date       11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
    Expected Final Maturity   6/25/2012      7/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
    Window                     42 - 61        35 - 50        28 - 40         20 - 28        16 - 22        13 - 18        11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-3 WAL (yrs)                   7.83            6.50           5.14           3.50            2.28           1.84           1.51
    First Payment Date        6/25/2012      7/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
    Expected Final Maturity   1/25/2019      2/25/2017      1/25/2015      12/25/2012      3/25/2010      8/25/2009      3/25/2009
    Window                    61 - 140        50 - 117       40 - 92         28 - 67        22 - 34        18 - 27        15 - 22
------------------------------------------------------------------------------------------------------------------------------------
A-4 WAL (yrs)                   16.02          13.46          10.73           7.86            5.53           2.57           2.11
    First Payment Date        1/25/2019      2/25/2017      1/25/2015      12/25/2012      3/25/2010      8/25/2009      3/25/2009
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2010      10/25/2009
    Window                    140 - 231      117 - 195       92 - 156       67 - 115        34 - 89        27 - 35        22 - 29
------------------------------------------------------------------------------------------------------------------------------------
M-1 WAL (yrs)                   10.55           8.82           7.00           5.41            5.25           5.62           4.34
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       1/25/2011      10/25/2011     4/25/2010      10/25/2009
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       44 - 115        53 - 89        35 - 71        29 - 58
------------------------------------------------------------------------------------------------------------------------------------
M-2 WAL (yrs)                   10.55           8.82           7.00           5.34            4.86           5.24           4.41
    First Payment Date        2/25/2012      4/25/2011      6/25/2010      11/25/2010      5/25/2011      1/25/2012      4/25/2011
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       42 - 115        48 - 89        56 - 71        47 - 58
------------------------------------------------------------------------------------------------------------------------------------
M-3 WAL (yrs)                   10.55           8.82           7.00           5.31            4.68           4.64           3.87
    First Payment Date        2/25/2012      4/25/2011      6/25/2010      10/25/2010      3/25/2011      8/25/2011      12/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       41 - 115        46 - 89        51 - 71        43 - 58
------------------------------------------------------------------------------------------------------------------------------------
M-4 WAL (yrs)                   10.55           8.82           7.00           5.28            4.58           4.38           3.64
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       9/25/2010      1/25/2011      4/25/2011      9/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       40 - 115        44 - 89        47 - 71        40 - 58
------------------------------------------------------------------------------------------------------------------------------------
M-5 WAL (yrs)                   10.55           8.82           7.00           5.27            4.51           4.20           3.48
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       8/25/2010      12/25/2010     2/25/2011      6/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       39 - 115        43 - 89        45 - 71        37 - 58
------------------------------------------------------------------------------------------------------------------------------------
M-6 WAL (yrs)                   10.55           8.82           7.00           5.25            4.45           4.07           3.37
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       8/25/2010      10/25/2010     12/25/2010     5/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       39 - 115        41 - 89        43 - 71        36 - 58
------------------------------------------------------------------------------------------------------------------------------------
B-1 WAL (yrs)                   10.55           8.82           7.00           5.25            4.40           3.97           3.29
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      9/25/2010      10/25/2010     3/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       38 - 115        40 - 89        41 - 71        34 - 58
------------------------------------------------------------------------------------------------------------------------------------
B-2 WAL (yrs)                   10.55           8.82           7.00           5.23            4.36           3.89           3.22
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      9/25/2010      9/25/2010      2/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       38 - 115        40 - 89        40 - 71        33 - 58
------------------------------------------------------------------------------------------------------------------------------------
B-3 WAL (yrs)                   10.55           8.82           7.00           5.23            4.33           3.84           3.17
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      8/25/2010      8/25/2010      2/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       38 - 115        39 - 89        39 - 71        33 - 58
------------------------------------------------------------------------------------------------------------------------------------
B-4 WAL (yrs)                   10.51           8.78           6.97           5.20            4.29           3.77           3.11
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       6/25/2010      7/25/2010      7/25/2010      1/25/2010
    Expected Final Maturity   8/25/2026      8/25/2023      5/25/2020      12/25/2016      10/25/2014     4/25/2013      3/25/2012
    Window                    57 - 231        47 - 195       37 - 156       37 - 115        38 - 89        38 - 71        32 - 58
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

------------------------------------------------------------------------------------------------------------------------------------
    PPC (%)                      50              60             75             100            125            150            175
------------------------------------------------------------------------------------------------------------------------------------
A-1 WAL (yrs)                   1.64            1.36           1.09           0.80            0.63           0.51           0.43
    First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
    Expected Final Maturity  11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
    Window                     1 - 42          1 - 35         1 - 28         1 - 20          1 - 16         1 - 13         1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2 WAL (yrs)                   4.19            3.47           2.74           2.00            1.56           1.26           1.05
    First Payment Date       11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
    Expected Final Maturity   6/25/2012      7/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
    Window                     42 - 61        35 - 50        28 - 40         20 - 28        16 - 22        13 - 18        11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-3 WAL (yrs)                   7.83            6.50           5.14           3.50            2.28           1.84           1.51
    First Payment Date        6/25/2012      7/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
    Expected Final Maturity   1/25/2019      2/25/2017      1/25/2015      12/25/2012      3/25/2010      8/25/2009      3/25/2009
    Window                    61 - 140        50 - 117       40 - 92         28 - 67        22 - 34        18 - 27        15 - 22
------------------------------------------------------------------------------------------------------------------------------------
A-4 WAL (yrs)                   17.22          14.63          11.74           8.62            6.13           2.57           2.11
    First Payment Date        1/25/2019      2/25/2017      1/25/2015      12/25/2012      3/25/2010      8/25/2009      3/25/2009
    Expected Final Maturity   5/25/2036      9/25/2033      7/25/2029       2/25/2024      6/25/2020      4/25/2010      10/25/2009
    Window                    140 - 348      117 - 316       92 - 266       67 - 201        34 - 157       27 - 35        22 - 29
------------------------------------------------------------------------------------------------------------------------------------
M-1 WAL (yrs)                   10.94           9.19           7.31           5.65            5.44           7.07           5.54
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       1/25/2011      10/25/2011     4/25/2010      10/25/2009
    Expected Final Maturity  12/25/2033      10/25/2030     8/25/2026       9/25/2021      7/25/2018      11/25/2017     1/25/2016
    Window                    57 - 319        47 - 281       37 - 231       44 - 172        53 - 134       35 - 126       29 - 104
------------------------------------------------------------------------------------------------------------------------------------
M-2 WAL (yrs)                   10.92           9.17           7.30           5.57            5.04           5.39           4.53
    First Payment Date        2/25/2012      4/25/2011      6/25/2010      11/25/2010      5/25/2011      1/25/2012      4/25/2011
    Expected Final Maturity   4/25/2033      2/25/2030      12/25/2025      3/25/2021      2/25/2018      1/25/2016      6/25/2014
    Window                    57 - 311        47 - 273       37 - 223       42 - 166        48 - 129       56 - 104       47 - 85
------------------------------------------------------------------------------------------------------------------------------------
M-3 WAL (yrs)                   10.90           9.15           7.28           5.52            4.84           4.78           3.98
    First Payment Date        2/25/2012      4/25/2011      6/25/2010      10/25/2010      3/25/2011      8/25/2011      12/25/2010
    Expected Final Maturity   7/25/2032      4/25/2029      4/25/2025       8/25/2020      9/25/2017      8/25/2015      2/25/2014
    Window                    57 - 302        47 - 263       37 - 215       41 - 159        46 - 124       51 - 99        43 - 81
------------------------------------------------------------------------------------------------------------------------------------
M-4 WAL (yrs)                   10.88           9.13           7.26           5.48            4.73           4.50           3.74
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       9/25/2010      1/25/2011      4/25/2011      9/25/2010
    Expected Final Maturity  12/25/2031      9/25/2028      9/25/2024       3/25/2020      5/25/2017      5/25/2015      12/25/2013
    Window                    57 - 295        47 - 256       37 - 208       40 - 154        44 - 120       47 - 96        40 - 79
------------------------------------------------------------------------------------------------------------------------------------
M-5 WAL (yrs)                   10.85           9.10           7.24           5.45            4.65           4.31           3.58
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       8/25/2010      12/25/2010     2/25/2011      6/25/2010
    Expected Final Maturity   5/25/2031      2/25/2028      3/25/2024      10/25/2019      1/25/2017      2/25/2015      9/25/2013
    Window                    57 - 288        47 - 249       37 - 202       39 - 149        43 - 116       45 - 93        37 - 76
------------------------------------------------------------------------------------------------------------------------------------
M-6 WAL (yrs)                   10.82           9.07           7.21           5.41            4.57           4.17           3.45
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       8/25/2010      10/25/2010     12/25/2010     5/25/2010
    Expected Final Maturity   9/25/2030      6/25/2027      8/25/2023       5/25/2019      9/25/2016      10/25/2014     6/25/2013
    Window                    57 - 280        47 - 241       37 - 195       39 - 144        41 - 112       43 - 89        36 - 73
------------------------------------------------------------------------------------------------------------------------------------
B-1 WAL (yrs)                   10.77           9.02           7.17           5.38            4.50           4.05           3.35
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      9/25/2010      10/25/2010     3/25/2010
    Expected Final Maturity  11/25/2029      9/25/2026      12/25/2022     11/25/2018      4/25/2016      7/25/2014      3/25/2013
    Window                    57 - 270        47 - 232       37 - 187       38 - 138        40 - 107       41 - 86        34 - 70
------------------------------------------------------------------------------------------------------------------------------------
B-2 WAL (yrs)                   10.72           8.97           7.12           5.32            4.44           3.95           3.27
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      9/25/2010      9/25/2010      2/25/2010
    Expected Final Maturity   1/25/2029      11/25/2025     4/25/2022       5/25/2018      11/25/2015     3/25/2014      12/25/2012
    Window                    57 - 260        47 - 222       37 - 179       38 - 132        40 - 102       40 - 82        33 - 67
------------------------------------------------------------------------------------------------------------------------------------
B-3 WAL (yrs)                   10.64           8.90           7.06           5.27            4.37           3.87           3.20
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       7/25/2010      8/25/2010      8/25/2010      2/25/2010
    Expected Final Maturity   1/25/2028      12/25/2024     6/25/2021      10/25/2017      5/25/2015      10/25/2013     8/25/2012
    Window                    57 - 248        47 - 211       37 - 169       38 - 125        39 - 96        39 - 77        33 - 63
------------------------------------------------------------------------------------------------------------------------------------
B-4 WAL (yrs)                   10.51           8.78           6.97           5.20            4.30           3.77           3.11
    First Payment Date        2/25/2012      4/25/2011      6/25/2010       6/25/2010      7/25/2010      7/25/2010      1/25/2010
    Expected Final Maturity  12/25/2026      12/25/2023     9/25/2020       2/25/2017      12/25/2014     6/25/2013      5/25/2012
    Window                    57 - 235        47 - 199       37 - 160       37 - 117        38 - 91        38 - 73        32 - 60
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

---------------------------------------------------------------------------
    CPR (%)                      20               25                30
---------------------------------------------------------------------------
A-1 WAL (yrs)                   1.05             0.83              0.67
    First Payment Date       6/25/2007         6/25/2007        6/25/2007
    Expected Final Maturity  8/25/2009         2/25/2009        10/25/2008
    Window                     1 - 27           1 - 21            1 - 17
---------------------------------------------------------------------------
A-2 WAL (yrs)                   2.72             2.12              1.72
    First Payment Date       8/25/2009         2/25/2009        10/25/2008
    Expected Final Maturity  9/25/2010        11/25/2009        5/25/2009
    Window                    27 - 40           21 - 30          17 - 24
---------------------------------------------------------------------------
A-3 WAL (yrs)                   5.13             3.86              2.68
    First Payment Date       9/25/2010        11/25/2009        5/25/2009
    Expected Final Maturity  1/25/2015         5/25/2013        4/25/2012
    Window                    40 - 92           30 - 72          24 - 59
---------------------------------------------------------------------------
A-4 WAL (yrs)                  10.76             8.43              6.84
    First Payment Date       1/25/2015         5/25/2013        4/25/2012
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    92 - 157         72 - 123          59 - 100
---------------------------------------------------------------------------
M-1 WAL (yrs)                   7.01             5.66              5.18
    First Payment Date       6/25/2010        11/25/2010        6/25/2011
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         42 - 123          49 - 100
---------------------------------------------------------------------------
M-2 WAL (yrs)                   7.01             5.62              4.99
    First Payment Date       6/25/2010        10/25/2010        2/25/2011
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         41 - 123          45 - 100
---------------------------------------------------------------------------
M-3 WAL (yrs)                   7.01             5.59              4.89
    First Payment Date       6/25/2010         9/25/2010        1/25/2011
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         40 - 123          44 - 100
---------------------------------------------------------------------------
M-4 WAL (yrs)                   7.01             5.58              4.83
    First Payment Date       6/25/2010         8/25/2010        11/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         39 - 123          42 - 100
---------------------------------------------------------------------------
M-5 WAL (yrs)                   7.01             5.57              4.79
    First Payment Date       6/25/2010         8/25/2010        10/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         39 - 123          41 - 100
---------------------------------------------------------------------------
M-6 WAL (yrs)                   7.01             5.57              4.76
    First Payment Date       6/25/2010         7/25/2010        9/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         38 - 123          40 - 100
---------------------------------------------------------------------------
B-1 WAL (yrs)                   7.01             5.55              4.73
    First Payment Date       6/25/2010         7/25/2010        9/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         38 - 123          40 - 100
---------------------------------------------------------------------------
B-2 WAL (yrs)                   7.01             5.55              4.70
    First Payment Date       6/25/2010         7/25/2010        8/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         38 - 123          39 - 100
---------------------------------------------------------------------------
B-3 WAL (yrs)                   7.01             5.55              4.70
    First Payment Date       6/25/2010         6/25/2010        7/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         37 - 123          38 - 100
---------------------------------------------------------------------------
B-4 WAL (yrs)                   6.97             5.51              4.65
    First Payment Date       6/25/2010         6/25/2010        7/25/2010
    Expected Final Maturity  6/25/2020         8/25/2017        9/25/2015
    Window                    37 - 157         37 - 123          38 - 100
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

---------------------------------------------------------------------------
    CPR (%)                      20               25                30
---------------------------------------------------------------------------
A-1 WAL (yrs)                   1.05             0.83              0.67
    First Payment Date       6/25/2007         6/25/2007        6/25/2007
    Expected Final Maturity  8/25/2009         2/25/2009        10/25/2008
    Window                     1 - 27           1 - 21            1 - 17
---------------------------------------------------------------------------
A-2 WAL (yrs)                   2.72             2.12              1.72
    First Payment Date       8/25/2009         2/25/2009        10/25/2008
    Expected Final Maturity  9/25/2010        11/25/2009        5/25/2009
    Window                    27 - 40           21 - 30          17 - 24
---------------------------------------------------------------------------
A-3 WAL (yrs)                   5.13             3.86              2.68
    First Payment Date       9/25/2010        11/25/2009        5/25/2009
    Expected Final Maturity  1/25/2015         5/25/2013        4/25/2012
    Window                    40 - 92           30 - 72          24 - 59
---------------------------------------------------------------------------
A-4 WAL (yrs)                  11.76             9.24              7.50
    First Payment Date       1/25/2015         5/25/2013        4/25/2012
    Expected Final Maturity  8/25/2029         3/25/2025        12/25/2021
    Window                    92 - 267         72 - 214          59 - 175
---------------------------------------------------------------------------
M-1 WAL (yrs)                   7.32             5.91              5.39
    First Payment Date       6/25/2010        11/25/2010        6/25/2011
    Expected Final Maturity  9/25/2026         9/25/2022        11/25/2019
    Window                    37 - 232         42 - 184          49 - 150
---------------------------------------------------------------------------
M-2 WAL (yrs)                   7.30             5.86              5.18
    First Payment Date       6/25/2010        10/25/2010        2/25/2011
    Expected Final Maturity  1/25/2026         2/25/2022        6/25/2019
    Window                    37 - 224         41 - 177          45 - 145
---------------------------------------------------------------------------
M-3 WAL (yrs)                   7.28             5.82              5.07
    First Payment Date       6/25/2010         9/25/2010        1/25/2011
    Expected Final Maturity  4/25/2025         7/25/2021        12/25/2018
    Window                    37 - 215         40 - 170          44 - 139
---------------------------------------------------------------------------
M-4 WAL (yrs)                   7.26             5.79              5.00
    First Payment Date       6/25/2010         8/25/2010        11/25/2010
    Expected Final Maturity  10/25/2024        2/25/2021        7/25/2018
    Window                    37 - 209         39 - 165          42 - 134
---------------------------------------------------------------------------
M-5 WAL (yrs)                   7.24             5.76              4.94
    First Payment Date       6/25/2010         8/25/2010        10/25/2010
    Expected Final Maturity  3/25/2024         9/25/2020        3/25/2018
    Window                    37 - 202         39 - 160          41 - 130
---------------------------------------------------------------------------
M-6 WAL (yrs)                   7.21             5.74              4.89
    First Payment Date       6/25/2010         7/25/2010        9/25/2010
    Expected Final Maturity  8/25/2023         3/25/2020        10/25/2017
    Window                    37 - 195         38 - 154          40 - 125
---------------------------------------------------------------------------
B-1 WAL (yrs)                   7.17             5.69              4.84
    First Payment Date       6/25/2010         7/25/2010        9/25/2010
    Expected Final Maturity  12/25/2022        9/25/2019        5/25/2017
    Window                    37 - 187         38 - 148          40 - 120
---------------------------------------------------------------------------
B-2 WAL (yrs)                   7.13             5.65              4.78
    First Payment Date       6/25/2010         7/25/2010        8/25/2010
    Expected Final Maturity  4/25/2022         2/25/2019        12/25/2016
    Window                    37 - 179         38 - 141          39 - 115
---------------------------------------------------------------------------
B-3 WAL (yrs)                   7.07             5.61              4.74
    First Payment Date       6/25/2010         6/25/2010        7/25/2010
    Expected Final Maturity  7/25/2021         7/25/2018        6/25/2016
    Window                    37 - 170         37 - 134          38 - 109
---------------------------------------------------------------------------
B-4 WAL (yrs)                   6.97             5.51              4.65
    First Payment Date       6/25/2010         6/25/2010        7/25/2010
    Expected Final Maturity  9/25/2020        11/25/2017        11/25/2015
    Window                    37 - 160         37 - 126          38 - 102
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360     Actual/360

           0          -             -             -              -
           1        20.06         20.14         20.19          20.26
           2        19.87         19.87         19.87          19.87
           3        19.46         19.46         19.46          19.46
           4        19.31         19.31         19.31          19.31
           5        19.42         19.42         19.42          19.42
           6        19.02         19.02         19.02          19.02
           7        19.13         19.13         19.13          19.13
           8        18.73         18.73         18.73          18.73
           9        18.59         18.59         18.59          18.59
          10        18.98         18.98         18.98          18.98
          11        18.31         18.31         18.31          18.31
          12        19.96         19.96         19.96          19.96
          13        19.67         19.67         19.67          19.67
          14        19.65         19.65         19.65          19.65
          15        19.36         19.36         19.36          19.36
          16        19.22         19.22         19.22          19.22
          17        19.22         19.22         19.22          19.22
          18        18.94         18.94         18.94          18.94
          19        18.95         18.95         18.95          18.95
          20        18.68         18.68         18.68          18.68
          21          -           18.54         18.54          18.54
          22          -           19.11         19.11          19.11
          23          -           18.30         18.30          18.30
          24          -           18.50         18.50          18.50
          25          -           18.18         18.18          18.18
          26          -           18.39         18.39          18.39
          27          -           17.75         17.75          17.75
          28          -           16.69         16.69          16.69
          29          -             -           16.44          16.44
          30          -             -           16.14          16.14
          31          -             -           16.51          16.51
          32          -             -           16.21          16.21
          33          -             -           16.08          16.08
          34          -             -           16.83          16.83
          35          -             -           15.40          15.40
          36          -             -           15.93          15.93
          37          -             -           83.72          83.72
          38          -             -           21.32          21.32
          39          -             -           20.62          20.62
          40          -             -           20.75          20.75
          41          -             -           21.33          21.33
          42          -             -           20.52          20.52
          43          -             -           20.89          20.89
          44          -             -           20.11          20.11
          45          -             -           19.95          19.95

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360     Actual/360

          46          -             -           21.69          21.69
          47          -             -           19.67          19.67
          48          -             -           20.18          20.18
          49          -             -           19.60          19.60
          50          -             -           20.14          20.14
          51          -             -           19.55          19.55
          52          -             -           19.55          19.55
          53          -             -           20.10          20.10
          54          -             -           19.51          19.51
          55          -             -           20.05          20.05
          56          -             -           19.46          19.46
          57          -             -           19.49          19.49
          58          -             -           20.77          20.77
          59          -             -           19.57          19.57
          60          -             -           20.13          20.13
          61          -             -           19.53          19.53
          62          -             -           20.09          20.09
          63          -             -           19.47          19.47
          64          -             -           19.41          19.41
          65          -             -           19.97          19.97
          66          -             -           19.37          19.37
          67          -             -           19.93          19.93
          68          -             -             -            19.33
          69          -             -             -            19.31
          70          -             -             -            21.15
          71          -             -             -            19.26
          72          -             -             -            18.51
          73          -             -             -            17.90
          74          -             -             -            18.49
          75          -             -             -            17.91
          76          -             -             -            17.92
          77          -             -             -            18.51
          78          -             -             -            17.91
          79          -             -             -            18.50
          80          -             -             -            17.90
          81          -             -             -            17.90
          82          -             -             -            19.81
          83          -             -             -            17.89
          84          -             -             -            18.48
          85          -             -             -            17.88
          86          -             -             -            18.47
          87          -             -             -            17.87
          88          -             -             -            17.86
          89          -             -             -            18.45
          90          -             -             -            17.85
          91          -             -             -            18.44

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360     Actual/360

          92          -             -             -            17.84
          93          -             -             -            17.83
          94          -             -             -            19.73
          95          -             -             -            17.82
          96          -             -             -            18.41
          97          -             -             -            17.81
          98          -             -             -            18.39
          99          -             -             -            17.80
          100         -             -             -            17.79
          101         -             -             -            18.38
          102         -             -             -            17.78
          103         -             -             -            18.36
          104         -             -             -            17.77
          105         -             -             -            17.76
          106         -             -             -            18.98
          107         -             -             -            15.28
          108         -             -             -            13.67
          109         -             -             -            13.27
          110         -             -             -            13.76
          111         -             -             -            13.36
          112         -             -             -            13.40
          113         -             -             -            13.89
          114         -             -             -            13.49
          115         -             -             -            13.99
          116         -             -             -            13.59
          117         -             -             -            13.89
          118         -             -             -            15.56
          119         -             -             -            14.11
          120         -             -             -            14.64
          121         -             -             -            14.23
          122         -             -             -            14.77
          123         -             -             -            14.40
          124         -             -             -            14.49
          125         -             -             -            15.05
          126         -             -             -            14.63
          127         -             -             -            15.20
          128         -             -             -            14.78
          129         -             -             -            14.89
          130         -             -             -            16.58
          131         -             -             -            15.06
          132         -             -             -            15.65
          133         -             -             -            15.23
          134         -             -             -            15.83
          135         -             -             -            15.41
          136         -             -             -            15.50
          137         -             -             -            16.11

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360     Actual/360

          138         -             -             -            15.69
          139         -             -             -            16.32
          140         -             -             -            15.90
          141         -             -             -            16.00
          142         -             -             -            17.84
          143         -             -             -            16.23
          144         -             -             -            16.89
          145         -             -             -            16.46
          146         -             -             -            17.13
          147         -             -             -            16.71
          148         -             -             -            16.84
          149         -             -             -            17.53
          150         -             -             -            17.11
          151         -             -             -            17.82
          152         -             -             -            17.39
          153         -             -             -            17.54
          154         -             -             -            18.91
          155         -             -             -            17.85
          156         -             -             -            18.61
          157         -             -             -            18.17
          158         -             -             -            18.95
          159         -             -             -            18.51
          160         -             -             -            18.69
          161         -             -             -            19.51
          162         -             -             -            19.07
          163         -             -             -            19.90
          164         -             -             -            19.46
          165         -             -             -            19.67
          166         -             -             -            22.01
          167         -             -             -            20.09
          168         -             -             -            20.99
          169         -             -             -            20.54
          170         -             -             -            21.51
          171         -             -             -            21.06
          172         -             -             -            21.31
          173         -             -             -            22.29
          174         -             -             -            22.06
          175         -             -             -            23.35
          176         -             -             -            23.19
          177         -             -             -            23.83
          178         -             -             -            27.16
          179         -             -             -            25.31
          180         -             -             -            27.01
          181         -             -             -            27.06
          182         -             -             -            29.00
          183         -             -             -            29.18

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
         ------   -----------   -----------   -----------   -----------
                  Actual/360    Actual/360    Actual/360     Actual/360

          184         -             -             -            30.43
          185         -             -             -            32.89
          186         -             -             -            33.40
          187         -             -             -            36.37
          188         -             -             -            37.26
          189         -             -             -            39.65
          190         -             -             -            46.99
          191         -             -             -            45.77
          192         -             -             -            51.43
          193         -             -             -            54.69
          194         -             -             -            62.92
          195         -             -             -            68.92
          196         -             -             -            79.74
          197         -             -             -            98.27
          198         -             -             -           118.60
          199         -             -             -           164.33
          200         -             -             -           244.88
          201         -             -             -           873.18
          202         -             -             -              -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
   0         -           -           -          -            -           -          -           -           -           -
   1       20.27       20.31       20.33      20.40        20.55       20.85      21.75       22.00       22.00       22.00
   2       19.47       19.47       19.47      19.47        19.47       19.47      19.47       19.47       19.47       19.47
   3       19.06       19.06       19.06      19.06        19.06       19.06      19.06       19.06       19.06       19.06
   4       18.89       18.89       18.89      18.89        18.89       18.89      18.89       18.89       18.89       18.89
   5       18.97       18.97       18.97      18.97        18.97       18.97      18.97       18.97       18.97       18.97
   6       18.57       18.57       18.57      18.57        18.57       18.57      18.57       18.57       18.57       18.57
   7       18.65       18.65       18.65      18.65        18.65       18.65      18.65       18.65       18.65       18.65
   8       18.25       18.25       18.25      18.25        18.25       18.25      18.25       18.25       18.25       18.25
   9       18.09       18.09       18.09      18.09        18.09       18.09      18.09       18.09       18.09       18.09
  10       18.44       18.44       18.44      18.44        18.44       18.44      18.44       18.44       18.44       18.44
  11       17.78       17.78       17.78      17.78        17.78       17.78      17.78       17.78       17.78       17.78
  12       19.39       19.39       19.39      19.39        19.39       19.39      19.39       19.39       19.39       19.39
  13       19.10       19.10       19.10      19.10        19.10       19.10      19.10       19.10       19.10       19.10
  14       19.03       19.03       19.03      19.03        19.03       19.03      19.03       19.03       19.03       19.03
  15       18.74       18.74       18.74      18.74        18.74       18.74      18.74       18.74       18.74       18.74
  16       18.57       18.57       18.57      18.57        18.57       18.57      18.57       18.57       18.57       18.57
  17       18.52       18.52       18.52      18.52        18.52       18.52      18.52       18.52       18.52       18.52
  18       18.24       18.24       18.24      18.24        18.24       18.24      18.24       18.24       18.24       18.24
  19       18.20       18.20       18.20      18.20        18.20       18.20      18.20       18.20       18.20       18.20
  20       17.91       17.91       17.91      17.91        17.91       17.91      17.91       17.91       17.91       17.91
  21       17.70       17.70       17.70      17.70        17.70       17.70      17.70       17.70       17.70       17.70
  22       18.02       18.02       18.02      18.02        18.02       18.02      18.02       18.02       18.02       18.02
  23       17.20       17.20       17.20      17.20        17.20       17.20      17.20       17.20       17.20       17.20
  24       17.31       17.31       17.31      17.31        17.31       17.31      17.31       17.31       17.31       17.31
  25       16.98       16.98       16.98      16.98        16.98       16.98      16.98       16.98       16.98       16.98
  26       17.08       17.08       17.08      17.08        17.08       17.08      17.08       17.08       17.08       17.08
  27       16.41       16.41       16.41      16.41        16.41       16.41      16.41       16.41       16.41       16.41
  28       15.23       15.23       15.23      15.23        15.23       15.23      15.23       15.23       15.23       15.23
  29       14.83       14.83       14.83      14.83        14.83       14.83      14.83       14.83       14.83       14.83
  30       14.49       14.49       14.49      14.49        14.49       14.49      14.49       14.49       14.49       14.49
  31       14.71       14.71       14.71      14.71        14.71       14.71      14.71       14.71       14.71       14.71
  32       14.37       14.37       14.37      14.37        14.37       14.37      14.37       14.37       14.37       14.37
  33       14.12       14.12       14.12      14.12        14.12       14.12      14.12       14.12       14.12       14.12
  34       14.45       14.45       14.45      14.45        14.45       14.45      14.45       14.45       14.45       14.45
  35       13.07       13.07       13.07      13.07        13.07       13.07      13.07       13.07       13.07       13.07
  36       13.37       13.37       13.37      13.37        13.37       13.37      13.37       13.37       13.37       13.37
  37       13.03       13.03       13.03      13.03        13.03       13.03      13.03       13.03       13.03       13.03
  38       13.27       13.27       13.27      13.27        13.27       13.27      13.27       13.27       13.27       13.27
  39       13.01       13.01       13.01      13.01        13.01       13.01      13.01       13.01       13.01       13.01
  40       13.28       13.28       13.28      13.28        13.28       13.28      13.28       13.28       13.28       13.28
  41       13.78       13.78       13.78      13.78        13.78       13.78      13.78       13.78       13.78       13.78
  42       13.41       13.41       13.41      13.41        13.41       13.41      13.41       13.41       13.41       13.41
  43       13.73       13.73       13.73      13.73        13.73       13.73      13.73       13.73       13.73       13.73
  44       13.36       13.36       13.36      13.36        13.36       13.36      13.36       13.36       13.36       13.36
  45       13.37       13.37       13.37      13.37        13.37       13.37      13.37       13.37       13.37       13.37
  46       14.58       14.58       14.58      14.58        14.58       14.58      14.58       14.58       14.58       14.58


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  47       13.40       13.40       13.40      13.40        13.40       13.40      13.40       13.40       13.40       13.40
  48       13.74       13.74       13.74      13.74        13.74       13.74      13.74       13.74       13.74       13.74
  49       13.36       13.36       13.36      13.36        13.36       13.36      13.36       13.36       13.36       13.36
  50       13.69       13.69       13.69      13.69        13.69       13.69      13.69       13.69       13.69       13.69
  51       13.32       13.32       13.32      13.32        13.32       13.32      13.32       13.32       13.32       13.32
  52       13.31       13.31       13.31      13.31        13.31       13.31      13.31       13.31       13.31       13.31
  53       13.65       13.65       13.65      13.65        13.65       13.65      13.65       13.65       13.65       13.65
  54       13.27       13.27       13.27      13.27        13.27       13.27      13.27       13.27       13.27       13.27
  55       13.61       13.61       13.61      13.61        13.61       13.61      13.61       13.61       13.61       13.61
  56       13.23       13.23       13.23      13.23        13.23       13.23      13.23       13.23       13.23       13.23
  57       13.24       13.24       13.24      13.24        13.24       13.24      13.24       13.24       13.24       13.24
  58       14.06       14.06       14.06      14.06        14.06       14.06      14.06       14.06       14.06       14.06
  59       13.29       13.29       13.29      13.29        13.29       13.29      13.29       13.29       13.29       13.29
  60       13.64       13.64       13.64      13.64        13.64       13.64      13.64       13.64       13.64       13.64
  61       13.25       13.25       13.25      13.25        13.25       13.25      13.25       13.25       13.25       13.25
  62       13.60       13.60       13.60      13.60        13.60       13.60      13.60       13.60       13.60       13.60
  63       13.19       13.19       13.19      13.19        13.19       13.19      13.19       13.19       13.19       13.19
  64       13.13       13.13       13.13      13.13        13.13       13.13      13.13       13.13       13.13       13.13
  65       13.48       13.48       13.48      13.48        13.48       13.48      13.48       13.48       13.48       13.48
  66       13.09       13.09       13.09      13.09        13.09       13.09      13.09       13.09       13.09       13.09
  67       13.44       13.44       13.44      13.44        13.44       13.44      13.44       13.44       13.44       13.44
  68       13.05       13.05       13.05      13.05        13.05       13.05      13.05       13.05       13.05       13.05
  69       13.02       13.02       13.02      13.02        13.02       13.02      13.02       13.02       13.02       13.02
  70       14.19       14.19       14.19      14.19        14.19       14.19      14.19       14.19       14.19       14.19
  71       12.97       12.97       12.97      12.97        12.97       12.97      12.97       12.97       12.97       12.97
  72       12.01       12.01       12.01      12.01        12.01       12.01      12.01       12.01       12.01       12.01
  73       11.62       11.62       11.62      11.62        11.62       11.62      11.62       11.62       11.62       11.62
  74       12.00       12.00       12.00      12.00        12.00       12.00      12.00       12.00       12.00       12.00
  75       11.62       11.62       11.62      11.62        11.62       11.62      11.62       11.62       11.62       11.62
  76       11.63       11.63       11.63      11.63        11.63       11.63      11.63       11.63       11.63       11.63
  77       12.02       12.02       12.02      12.02        12.02       12.02      12.02       12.02       12.02       12.02
  78       11.62       11.62       11.62      11.62        11.62       11.62      11.62       11.62       11.62       11.62
  79       12.01       12.01       12.01      12.01        12.01       12.01      12.01       12.01       12.01       12.01
  80       11.61       11.61       11.61      11.61        11.61       11.61      11.61       11.61       11.61       11.61
  81       11.61       11.61       11.61      11.61        11.61       11.61      11.61       11.61       11.61       11.61
  82       12.86       12.86       12.86      12.86        12.86       12.86      12.86       12.86       12.86       12.86
  83       11.61       11.61       11.61      11.61        11.61       11.61      11.61       11.61       11.61       11.61
  84       11.99       11.99       11.99      11.99        11.99       11.99      11.99       11.99       11.99       11.99
  85       11.60       11.60       11.60      11.60        11.60       11.60      11.60       11.60       11.60       11.60
  86       11.98       11.98       11.98      11.98        11.98       11.98      11.98       11.98       11.98       11.98
  87       11.59       11.59       11.59      11.59        11.59       11.59      11.59       11.59       11.59       11.59
  88       11.58       11.58       11.58      11.58        11.58       11.58      11.58       11.58       11.58       11.58
  89       11.96       11.96       11.96      11.96        11.96       11.96      11.96       11.96       11.96       11.96
  90       11.57       11.57       11.57      11.57        11.57       11.57      11.57       11.57       11.57       11.57
  91       11.95       11.95       11.95      11.95        11.95       11.95      11.95       11.95       11.95       11.95
  92       11.56       11.56       11.56      11.56        11.56       11.56      11.56       11.56       11.56       11.56
  93       11.56       11.56       11.56      11.56        11.56       11.56      11.56       11.56       11.56       11.56
  94       12.79       12.79       12.79      12.79        12.79       12.79      12.79       12.79       12.79       12.79


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  95       11.55       11.55       11.55      11.55        11.55       11.55      11.55       11.55       11.55       11.55
  96       11.93       11.93       11.93      11.93        11.93       11.93      11.93       11.93       11.93       11.93
  97       11.54       11.54       11.54      11.54        11.54       11.54      11.54       11.54       11.54       11.54
  98       11.92       11.92       11.92      11.92        11.92       11.92      11.92       11.92       11.92       11.92
  99       11.53       11.53       11.53      11.53        11.53       11.53      11.53       11.53       11.53       11.53
  100      11.52       11.52       11.52      11.52        11.52       11.52      11.52       11.52       11.52       11.52
  101      11.90       11.90       11.90      11.90        11.90       11.90      11.90       11.90       11.90       11.90
  102      11.51       11.51       11.51      11.51        11.51       11.51      11.51       11.51       11.51       11.51
  103      11.89       11.89       11.89      11.89        11.89       11.89      11.89       11.89       11.89       11.89
  104      11.50       11.50       11.50      11.50        11.50       11.50      11.50       11.50       11.50       11.50
  105      11.49       11.49       11.49      11.49        11.49       11.49      11.49       11.49       11.49       11.49
  106      12.28       12.28       12.28      12.28        12.28       12.28      12.28       12.28       12.28       12.28
  107      11.48       11.48       11.48      11.48        11.48       11.48      11.48       11.48       11.48       11.48
  108      11.86       11.86       11.86      11.86        11.86       11.86      11.86       11.86       11.86       11.86
  109      11.47       11.47       11.47      11.47        11.47       11.47      11.47       11.47       11.47       11.47
  110      11.85       11.85       11.85      11.85        11.85       11.85      11.85       11.85       11.85       11.85
  111      11.46       11.46       11.46      11.46        11.46       11.46      11.46       11.46       11.46       11.46
  112      11.46       11.46       11.46      11.46        11.46       11.46      11.46       11.46       11.46       11.46
  113      11.83       11.83       11.83      11.83        11.83       11.83      11.83       11.83       11.83       11.83
  114      11.45       11.45       11.45      11.45        11.45       11.45      11.45       11.45       11.45       11.45
  115      11.82       11.82       11.82      11.82        11.82       11.82      11.82       11.82       11.82       11.82
  116      11.43       11.43       11.43      11.43        11.43       11.43      11.43       11.43       11.43       11.43
  117      11.63       11.63       11.63      11.63        11.63       11.63      11.63       11.63       11.63       11.63
  118      12.98       12.98       12.98      12.98        12.98       12.98      12.98       12.98       12.98       12.98
  119      11.72       11.72       11.72      11.72        11.72       11.72      11.72       11.72       11.72         -
  120      12.10       12.10       12.10      12.10        12.10       12.10      12.10       12.10       12.10         -
  121      11.71       11.71       11.71      11.71        11.71       11.71      11.71       11.71       11.71         -
  122      12.10       12.10       12.10      12.10        12.10       12.10      12.10       12.10       12.10         -
  123      11.74       11.74       11.74      11.74        11.74       11.74      11.74       11.74       11.74         -
  124      11.76       11.76       11.76      11.76        11.76       11.76      11.76       11.76       11.76         -
  125      12.15       12.15       12.15      12.15        12.15       12.15      12.15       12.15       12.15         -
  126      11.75       11.75       11.75      11.75        11.75       11.75      11.75       11.75         -           -
  127      12.14       12.14       12.14      12.14        12.14       12.14      12.14       12.14         -           -
  128      11.74       11.74       11.74      11.74        11.74       11.74      11.74       11.74         -           -
  129      11.76       11.76       11.76      11.76        11.76       11.76      11.76       11.76         -           -
  130      13.03       13.03       13.03      13.03        13.03       13.03      13.03       13.03         -           -
  131      11.76       11.76       11.76      11.76        11.76       11.76      11.76       11.76         -           -
  132      12.15       12.15       12.15      12.15        12.15       12.15      12.15       12.15         -           -
  133      11.76       11.76       11.76      11.76        11.76       11.76      11.76         -           -           -
  134      12.15       12.15       12.15      12.15        12.15       12.15      12.15         -           -           -
  135      11.75       11.75       11.75      11.75        11.75       11.75      11.75         -           -           -
  136      11.75       11.75       11.75      11.75        11.75       11.75      11.75         -           -           -
  137      12.13       12.13       12.13      12.13        12.13       12.13      12.13         -           -           -
  138      11.74       11.74       11.74      11.74        11.74       11.74      11.74         -           -           -
  139      12.13       12.13       12.13      12.13        12.13       12.13        -           -           -           -
  140      11.73       11.73       11.73      11.73        11.73       11.73        -           -           -           -
  141      11.73       11.73       11.73      11.73        11.73       11.73        -           -           -           -
  142      12.98       12.98       12.98      12.98        12.98       12.98        -           -           -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  143      11.72       11.72       11.72      11.72        11.72       11.72        -           -           -           -
  144      12.11       12.11       12.11      12.11        12.11       12.11        -           -           -           -
  145      11.71       11.71       11.71      11.71        11.71         -          -           -           -           -
  146      12.10       12.10       12.10      12.10        12.10         -          -           -           -           -
  147      11.71       11.71       11.71      11.71        11.71         -          -           -           -           -
  148      11.70       11.70       11.70      11.70        11.70         -          -           -           -           -
  149      12.09       12.09       12.09      12.09        12.09         -          -           -           -           -
  150      11.69       11.69       11.69      11.69        11.69         -          -           -           -           -
  151      12.08       12.08       12.08      12.08          -           -          -           -           -           -
  152      11.69       11.69       11.69      11.69          -           -          -           -           -           -
  153      11.68       11.68       11.68      11.68          -           -          -           -           -           -
  154      12.49       12.49       12.49      12.49          -           -          -           -           -           -
  155      11.68       11.68       11.68      11.68          -           -          -           -           -           -
  156      12.06       12.06       12.06        -            -           -          -           -           -           -
  157      11.67       11.67       11.67        -            -           -          -           -           -           -
  158      12.05       12.05       12.05        -            -           -          -           -           -           -
  159      11.66       11.66       11.66        -            -           -          -           -           -           -
  160      11.66       11.66       11.66        -            -           -          -           -           -           -
  161      12.04       12.04         -          -            -           -          -           -           -           -
  162      11.65       11.65         -          -            -           -          -           -           -           -
  163      12.04       12.04         -          -            -           -          -           -           -           -
  164      11.65       11.65         -          -            -           -          -           -           -           -
  165      11.64       11.64         -          -            -           -          -           -           -           -
  166      12.89       12.89         -          -            -           -          -           -           -           -
  167      11.63         -           -          -            -           -          -           -           -           -
  168      12.02         -           -          -            -           -          -           -           -           -
  169      11.63         -           -          -            -           -          -           -           -           -
  170      12.02         -           -          -            -           -          -           -           -           -
  171      11.63         -           -          -            -           -          -           -           -           -
  172      11.62         -           -          -            -           -          -           -           -           -
  173      12.01         -           -          -            -           -          -           -           -           -
  174        -           -           -          -            -           -          -           -           -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.100%

            Period   Start Accrual   End Accrual    Swap Notional
            ------   -------------   -----------   ---------------

               1       5/31/2007      6/25/2007          --
               2       6/25/2007      7/25/2007          --
               3       7/25/2007      8/25/2007          --
               4       8/25/2007      9/25/2007          --
               5       9/25/2007     10/25/2007          --
               6      10/25/2007     11/25/2007          --
               7      11/25/2007     12/25/2007          --
               8      12/25/2007      1/25/2008          --
               9       1/25/2008      2/25/2008          --
              10       2/25/2008      3/25/2008          --
              11       3/25/2008      4/25/2008          --
              12       4/25/2008      5/25/2008    708,947,599.52
              13       5/25/2008      6/25/2008    679,137,278.36
              14       6/25/2008      7/25/2008    650,445,583.53
              15       7/25/2008      8/25/2008    622,835,224.27
              16       8/25/2008      9/25/2008    596,426,275.85
              17       9/25/2008     10/25/2008    571,023,058.01
              18      10/25/2008     11/25/2008    546,828,041.44
              19      11/25/2008     12/25/2008    523,634,339.70
              20      12/25/2008      1/25/2009    500,760,032.29
              21       1/25/2009      2/25/2009    462,547,969.66
              22       2/25/2009      3/25/2009    390,521,043.44
              23       3/25/2009      4/25/2009    345,341,781.19
              24       4/25/2009      5/25/2009    331,011,417.21
              25       5/25/2009      6/25/2009    317,249,105.60
              26       6/25/2009      7/25/2009    303,382,718.10
              27       7/25/2009      8/25/2009    273,559,106.62
              28       8/25/2009      9/25/2009    209,019,465.48
              29       9/25/2009     10/25/2009    171,383,385.74
              30      10/25/2009     11/25/2009    164,599,856.78
              31      11/25/2009     12/25/2009    158,069,502.31
              32      12/25/2009      1/25/2010    151,412,198.53
              33       1/25/2010      2/25/2010    135,098,037.74
              34       2/25/2010      3/25/2010     97,840,040.08
              35       3/25/2010      4/25/2010     77,089,171.87
              36       4/25/2010      5/25/2010     74,261,106.22
              37       5/25/2010      6/25/2010     71,614,523.37
              38       6/25/2010      7/25/2010     69,062,173.10
              39       7/25/2010      8/25/2010     66,103,122.21
              40       8/25/2010      9/25/2010     62,148,581.61
              41       9/25/2010     10/25/2010     59,461,995.22
              42      10/25/2010     11/25/2010     57,283,528.75
              43      11/25/2010     12/25/2010     55,263,508.15
              44      12/25/2010      1/25/2011     53,314,421.42
              45       1/25/2011      2/25/2011     51,150,377.05
              46       2/25/2011      3/25/2011     48,433,753.93
              47       3/25/2011      4/25/2011     46,456,098.67
              48       4/25/2011      5/25/2011     44,783,436.32
              49       5/25/2011      6/25/2011     43,215,698.65
              50       6/25/2011      7/25/2011     41,702,467.86
              51       7/25/2011      8/25/2011     40,241,861.43
              52       8/25/2011      9/25/2011     38,832,061.37
              53       9/25/2011     10/25/2011     37,471,312.10
              54      10/25/2011     11/25/2011     36,157,922.89
              55      11/25/2011     12/25/2011     34,890,251.59
              56      12/25/2011      1/25/2012     33,656,104.06
              57       1/25/2012      2/25/2012     31,856,490.62
              58       2/25/2012      3/25/2012     29,579,333.98
              59       3/25/2012      4/25/2012     28,449,355.78
              60       4/25/2012      5/25/2012     27,453,322.79
              61       5/25/2012      6/25/2012     26,505,584.23
              62       6/25/2012      7/25/2012     25,579,369.50
              63       7/25/2012      8/25/2012     24,068,266.87
              64       8/25/2012      9/25/2012     22,062,943.85
              65       9/25/2012     10/25/2012     21,208,707.46
              66      10/25/2012     11/25/2012     20,479,086.95
              67      11/25/2012     12/25/2012     19,788,111.60
              68      12/25/2012      1/25/2013     19,113,772.61
              69       1/25/2013      2/25/2013     18,110,340.69
              70       2/25/2013      3/25/2013     16,829,879.36
              71       3/25/2013      4/25/2013     16,209,098.68
              72       4/25/2013      5/25/2013          --

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.000%

            Period   Start Accrual   End Accrual      Cap Notional
            ------   -------------   -----------   ----------------
               1       5/31/2007      6/25/2007    1,107,451,087.82
               2       6/25/2007      7/25/2007    1,064,568,029.99
               3       7/25/2007      8/25/2007    1,023,554,910.61
               4       8/25/2007      9/25/2007      983,945,649.24
               5       9/25/2007     10/25/2007      945,627,695.34
               6      10/25/2007     11/25/2007      908,538,502.03
               7      11/25/2007     12/25/2007      872,622,959.38
               8      12/25/2007      1/25/2008      837,829,511.14
               9       1/25/2008      2/25/2008      804,066,473.73
              10       2/25/2008      3/25/2008      771,380,317.66
              11       3/25/2008      4/25/2008      739,685,891.03
              12       4/25/2008      5/25/2008            --


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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